FOURTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This Fourth Amendment (the “Amendment”) to the ETF Distribution Agreement dated as of January 3, 2019, as amended (the “Agreement”), is entered into on September 10, 2020 (the “Effective Date”), by and between Tidal ETF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of five new series of the Trust; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of the SoFi Weekly Income ETF, Leatherback Long/Short Absolute Return ETF, Leatherback Long/Short Alternative Yield ETF, Adasina Social Justice All Cap Global ETF and ATAC US Rotation ETF.

3.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

TIDAL ETF TRUST	FORESIDE FUND SERVICES, LLC

By: /s/ Eric W. Falkeis	By: /s/ Mark Fairbanks
Name: Eric W. Falkeis	Name: Mark Fairbanks
Title: President	Title: Vice President

ETF DISTRIBUTION AGREEMENT

Exhibit A

Effective as of September 10, 2020

FUNDS:

Aware Ultra-Short Duration Enhanced Income ETF
RPAR Risk Parity ETF
SoFi 50 ETF
SoFi Select 500 ETF
SoFi Gig Economy ETF
SoFi Next 500 ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SoFi Weekly Income ETF
Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF
Adasina Social Justice All Cap Global ETF
ATAC US Rotation ETF